EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


International Remote Imaging Systems, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 27, 2003, relating to the consolidating financial statements and schedule of International Remote Imaging Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in the prospectus.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Los Angeles, California
November 25, 2003